UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Revenue Guidance

On August 7, 2019, Dynavax Technologies Corporation (“Dynavax”) provided full-year 2019 net product revenue guidance of $32 – $36 million.

Amendment to CRG Agreement

On August 7, 2019, Dynavax entered into a second amendment (the “Second Amendment”) to its term loan agreement with CRG Servicing LLC (“CRG”) dated as of February 20, 2018 (the “Loan Agreement”). The Second Amendment amends the annual revenue thresholds for sales of HEPLISAV-B, revising the twelve month measurement periods from beginning on January 1 of each year to beginning on July 1 of each year (including 2019), and further removing Dynavax’s obligations therefor for the period subsequent to July 1, 2022. The Second Amendment also revises that certain Fee Letter, dated as of February 20, 2018, by and between Dynavax and CRG (the “Fee Letter”), increasing the backend facility fee payable by Dynavax under the Loan Agreement (i) upon partial prepayment and (ii) at maturity or any other date the loans under the Loan Agreement become due and payable, in each case, from 3% to 4% of the aggregate principal amounts of the loans prepaid on such date, or in the event of repayment of the Loans, the maximum amount of the loans advanced or deemed advanced under the Loan Agreement (reduced by the amount of the foregoing prepayment, if any). The Second Amendment’s effectiveness is conditioned upon, among other things, receipt by Dynavax of at least $40 million in gross proceeds from an equity investment within six weeks of the execution date of the Second Amendment.

Forward Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Dynavax’s full-year 2019 net product revenue guidance. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the uncertainty of future commercial sales and related items that would impact net product sales during 2019; risks related to Dynavax’s ability to successfully commercialize HEPLISAV-B, which among other things will require Dynavax to successfully negotiate and enter into contracts with wholesalers, distributors, group purchasing organizations, and other parties, and maintain those contractual relationships, maintain and build its commercial infrastructure, and access prescribers and other key health care providers to discuss HEPLISAV-B; risks related to market adoption and retention; risks related to competing products; and risks related to whether payors will cover and provide timely and adequate reimbursement for HEPLISAV-B. These and other risks and uncertainties are described in Dynavax’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 under the heading “Risk Factors”. Dynavax undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: August 7, 2019	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Senior Vice President